UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2023

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2023, The Chemours Company (“Chemours”), The Chemours Company FC, LLC (“Chemours FC”), DuPont de Nemours, Inc. (“DuPont”), Corteva Inc. (“Corteva”) and E. I. du Pont de Nemours and Company n/k/a EIDP, Inc. (“E. I. du Pont” and, collectively with Chemours, Chemours FC, DuPont and Corteva, the “Companies”) entered into a binding agreement in principle (the “MOU”) to comprehensively resolve all drinking water claims related to per- and polyfluoroalkyl substances (as further clarified below, “PFAS”) of a defined class of U.S. public water systems that serve the vast majority of the United States population. The MOU arises out of the South Carolina aqueous film-forming foam (“AFFF”) multi-district litigation (“SC MDL”), and remains subject to being finalized by a definitive agreement and approved by the United States District Court for the District of South Carolina (the “Court”).

Under the MOU, the Companies will collectively establish and contribute a total of $1.185 billion to a settlement fund (“water district settlement fund”). Contribution rates will be consistent with the previously disclosed binding Memorandum of Understanding entered into among the Companies on January 22, 2021, with Chemours (together with its subsidiaries) contributing 50 percent (or approximately $592 million), and DuPont and Corteva collectively (together with their subsidiaries) contributing the remaining 50 percent (DuPont’s contribution being approximately $400 million, and Corteva’s contribution being approximately $193 million). The settlement amounts will be funded by the companies in full and deposited into the water district settlement fund within ten business days following preliminary approval of the settlement by the Court. In exchange for the payment to the water district settlement fund, the Companies will receive a complete release of the claims described below from the Class (as defined below). The MOU was entered into solely by way of compromise and settlement and is not in any way an admission of liability or fault by Chemours or the other Companies. Accordingly, Chemours will be taking a pre-tax charge in the quarter ending June 30, 2023 of $592 million, excluding its legal fees.

The class represented in the MOU is composed of all Public Water Systems, as defined in 42 U.S.C. § 300f, with a current detection of PFAS or that are currently required to monitor for PFAS under the Environmental Protection Agency’s Fifth Unregulated Contaminant Monitoring Rule (“UCMR 5”) or other applicable federal or state law (the “Class”). Approximately 88 percent of the U.S. is served by systems required to test under UCMR 5. The following systems are excluded from the settlement class: water systems owned and operated by a State or the United States government; small systems that have not detected the presence of PFAS and are not currently required to monitor for it under federal or state requirements; and water systems in the lower Cape Fear River Basin of North Carolina (which are included only if they so request). PFAS, as defined in the settlement, includes PFOA and HFPO-DA among a broad range of fluorinated organic substances.

The settlement does not resolve claims of Public Water Systems that are not included in the settlement as described above, or of Public Water Systems that request exclusion from the Class (“opt out”) pursuant to the process to be established by the Court. It also does not resolve potential future claims of Public Water Systems that have not detected and do not detect any PFAS contamination, but where such contamination first occurs in the future. The settlement also does not resolve certain claims not related to drinking water, such as certain specified separate alleged claims relating to stormwater or wastewater treatment, or other alleged types of claims such as for personal injury or for natural resource damages claimed by state attorneys general, that remain outstanding in the SC MDL or other courts.

Upon finalization of a definitive agreement, expected within the second quarter of 2023, the settlement will be subject to approval by the Court. As part of the approval process, the Court will establish a timetable for notice to class members, hearings on approval, and for class members to opt out of the settlement. In addition, the Companies will have the right to terminate the settlement if opt-outs exceed specified levels.

If a settlement cannot be finalized and approved, and plaintiffs elect to pursue their claims in court, the Companies will continue to assert their strong legal defenses in pending litigation. The Companies deny the allegations in the underlying litigation and reserve all legal and factual defenses against such claims if they were litigated to conclusion.

Item 8.01. Other Events.

On June 2, 2023, Chemours, DuPont and Corteva issued a joint press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the settlement with plaintiff water utilities concerning PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of a final settlement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the level of opt-out exclusions from the settlement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in Chemours’ annual report on Form 10-K for the year ended December 31, 2022, and Chemours’ subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this Form 8-K. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Chemours’ consolidated financial condition, results of operations, credit rating or liquidity. Chemours does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated June 2, 2023.

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial Officer
Date:	June 2, 2023